UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013

SOVEREIGN LITHIUM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54233	20-8602410
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

999 18th Street, Suite 3000 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 952-0455
(Registrant’s telephone number, including area code)

Great American Energy, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation Or Bylaws; Change In Fiscal Year.

On July 11, 2013, Sovereign Lithium, Inc., formerly  Great American Energy, Inc. (the “Company”) filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which  among other things, provides for the following corporate actions (“Corporate Actions”): (i) that the Certificate of Incorporation of the Company be amended and restated to change its name to “Sovereign Lithium, Inc.” (the “Name Change”); (ii) that the Certificate of Incorporation of the Company be amended and restated to authorize that 20,000,000 shares of preferred stock, par value $.000001 per share, may be issued in one or more series, and with such designation and authorized number of such shares of each series to be determined by the Board; (iii) that the Certificate of Incorporation of the Company be amended and restated to effect a reverse stock split of the issued and outstanding common stock of the Company, at a reverse stock split ratio of 1-for-2, with each stockholder otherwise entitled to receive a fractional share of common stock as a result of the reverse stock split receiving one full share of common stock in lieu of the Company issuing such fractional share or paying cash in respect thereof (the “Reverse Stock Split”); (iv) that the Certificate of Incorporation of the Company be amended and restated to give the Board the authority and power to change the Bylaws of the Company without requiring a vote of the stockholders; (v) that the Certificate of Incorporation of the Company be amended and restated to include a provision to limit the personal liability of its directors to the fullest extent permitted under Section 102 of the DGCL; and (v) that the Certificate of Incorporation of the Company be amended and restated to provide indemnification and advancement of expenses to its officers, directors, employees andagents to the fullest extent permitted by Section 145 of DGCL.

The Corporate Actions were unanimously approved by the Board of Directors on May 23, 2013,  and on May 28, 2013 (the “Record Date”), the holder of at least a majority of the voting power of our issued and outstanding common stock as of such Record Date, approved by written consent pursuant to Section 228 of the Delaware General Corporation Law.  In connection with the Corporate Actions, on June 21, 2013 the Company mailed an Information Statement to its stockholders of record as of the Record Date.

A complete copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 to this Form 8-K.

Section 8.01 Other Information

The Reverse Stock Split and Name Change was approved by Financial Industry Regulatory Authority (“FINRA”).  Effective at the beginning of trading on  July 12, 2013, the Company's name was changed to Sovereign Lithium, Inc. and  the Company's shares  began trading on a split-adjusted basis. A new CUSIP number was assigned to the Company's common stock as a result of the Name Change and Reverse Stock Split.

In addition, the Company voluntary requested a new ticker symbol from FINRA to reflect the focus of the Company on lithium. A new symbol was approved to be effective after 20 trading days.  The Company's common stock  will continue to trade under the symbol "SRBL” with a "D" added for 20 trading days.  After 20 trading days, the common stock will be quoted under the new ticker symbol “SLCO” on the OTC Bulletin Board.

In connection with the Name Change and Reverse Stock Split, on  July 12, 2013, the Company issued a press release.  A copy of the press release attached hereto as Exhibit 99.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation
99.1	Press Release dated July 12, 2013

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sovereign Lithium, Inc.
a Delaware Corporation

Dated: July 15, 2013	By:	/s/Felipe Pimienta
Felipe Pimienta Barrios, Chief Executive Officer